Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46008, 333-66434, and 333-113692) pertaining to the 1999 Stock Incentive Plan, Form S-8 (No. 333-117003) pertaining to the Findwhat.com 2004 Stock Incentive Plan and the EMI Replacement Option Plan, Form S-3 (Nos. 333-110067, 333-102436, 333-76144, 333-115245, 333-115247, and 333-118823), and Form SB-2 (No. 333-47240) and related prospectuses of (a) our report dated March 16, 2005, with respect to the consolidated financial statements and schedule of FindWhat.com, Inc., and (b) our report dated April 29, 2005, with respect to FindWhat.com, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of FindWhat.com, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Tampa, Florida
April 29, 2005